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                                EXHIBIT (23)(a)

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                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Numbers 33-48534, 33-48535, 33-46900, 33-28441, 33-22743, 2-66018,
2-88448 and 33-10554 on Form S-8 and Numbers 2-83427 and 33-51656 on Form S-3)
of Paramount Communications Inc. and in the related Prospectuses of our report dated August 27, 1993, except for Notes A and J, as to which the date is September 10, 1993, with respect to the consolidated balance sheet of Paramount Communications Inc. as of April 30, 1993 and October 31, 1992, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the six-month period ended April 30, 1993 and for each of the two years in the period ended October 31, 1992 included in this Transition Report (Form 10-K) for the eleven-month period ended March 31, 1994.




                                                     ERNST & YOUNG


New York, New York
June 24, 1994